UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2005


                             URANIUM RESOURCES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

          Delaware                   0-17171                75-2212772
          --------                   -------                ----------
(State or other jurisdiction       (Commission           (I.R.S. Employer
      of incorporation)            File Number)         Identification No.)


650 South Edmonds, Suite 108, Lewisville, TX                  75067
  (Address of principal executive offices)                   Zip Code


                                 (972) 219-3330
                                ----------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement.

     The Company recently renegotiated the sales price for 2005 deliveries under a long-term contract and agreed to deliver and additional 300,000 pounds in 2007 priced at the then current spot price on the date of delivery less a discount to reflect the increased price for 2005 deliveries. The Company expects to realize an average sales price of $16.85 per pound for its 2005 deliveries under all long-term contracts.

Item 9.01. Financial Statements and Exhibits

           (c) Exhibits

           99.1  Press release issued May 19, 2005, by the Registrant.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          URANIUM RESOURCES, INC.


Date: May 19, 2005                        /s/ Paul K. Willmott
                                          --------------------------------------
                                          Paul K. Willmott
                                          President, Chief Executive Officer
                                          and Chairman of the Board of Directors